Exhibit 99.1

Montage Receives Additional Notice of Non-Compliance from NASDAQ

SHANGHAI, China, August 22, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that on August 19, 2014, Montage Technology Group Limited (the “Company”) received a letter (the “Letter”) from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that NASDAQ has determined that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) due to its failure to file its Form 10-Q for the period ended June 30, 2014 with the Securities and Exchange Commission.

The Company disclosed in its Form 12b-25 Notification of Late Filing, filed on August 14, 2014, that its Form 10-Q for the period ended June 30, 2014 cannot be finalized until the completion of the audit committee’s review of allegations contained in reports issued by Gravity Research and the completion of the review of the Company’s financial statements for the period ended June 30, 2014.

As previously disclosed, pursuant to NASDAQ Listing Rule 5101, NASDAQ elected to exercise its discretionary authority to expedite the review process and requested that the Company submit a plan to regain compliance with NASDAQ’s requirements for continued listing no later than June 2, 2014. The Company’s plan, submitted on June 2, 2014 with a supplemental plan submitted on June 18, 2014, was accepted by NASDAQ on June 30 2014 and the Company was granted an exception until September 29, 2014 to regain compliance.

As a result of the delinquency of the Company’s Form 10-Q for the period ended June 30, 2014, the Company must submit an update to its plan to regain compliance with NASDAQ’s requirements for continued listing with respect to this filing requirement no later than September 3, 2014.

The Company plans to provide NASDAQ with an update to its plan to regain compliance by September 3, 2014 to show that it will be able to return to compliance with the NASDAQ Listing Rules by filing its Forms 10-K and 10-Q.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the timing and anticipated filing of the Company’s 10-Q, the timing and completion of and determinations with respect to the Company’s audit and the audit committee’s review and anticipated financial results. Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors, including if the audit committee, its advisors, or the Company’s independent auditors require additional time or procedures prior to completion of the Annual Report or the Quarterly Reports, or if the Company determines it requires additional time to complete and review the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q in light of any determinations from the ongoing review or otherwise, or other factors described under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com